UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2014

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Celebration Boulevard, Celebration, Florida 34747
 (Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On May 20, 2014 (the “Effective Date”), Green Earth Technologies, Inc. (the “Company”) entered into an Intellectual Property Exclusive License and Distribution Agreement (the “Agreement”) with InventeK Colloidal Cleaners, LLC (“InventeK”) and Dr. Paul N. Andrecola (“Dr. Andrecola”).  InventeK is one of the Company’s principal suppliers and Dr. Andrecola beneficially owns InventeK as well as approximately 6% of the Company’s issued and outstanding shares of common stock prior to the issuance described in the next paragraph. Collectively, InventeK and Dr. Andrecola are referred to hereinafter as the “Inventors.”

Under the Agreement the Company, acquired the following from the Inventors: (i) an exclusive worldwide license to all of the Inventors’ existing and future products and formulations based on InventeK’s proprietary colloidal chemistry technology related to applications in the oil and gas industry; (ii) an exclusive worldwide license right to sell, market and distribute any and all InventeK cleaning products; and (iii) the Inventors’ customer list and customers.  The exclusive licenses referred to in (i) and (ii) above, also include any and all future improvements and modifications to the products and formulations covered by the licenses. The initial term of each license expires May 20, 2039 and also contains five (5) automatic 10-year renewal periods.  In consideration for the exclusive licenses the Company has issued 100,000,000 shares of its common stock to the Inventors.  As a result, Dr. Andrecola beneficially owns 39% of the Company’s issued and outstanding shares of common stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02:  Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In addition, each of the Inventors are “accredited investors” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”) and, accordingly, the issuance of the 100,000,000 shares to the Inventors pursuant to the Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(a)(2) and 4(a)(5) thereunder.

Item 8.01:  Other Events.

On June 6, 2014, the Company issued the press release attached as Exhibit 99.1 hereto, announcing that it has entered into the Agreement.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Intellectual Property Exclusive License and Distribution Agreement dated as of May 20, 2014.

99.1	Press Release dated June 6, 2014.

* * * * * *

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

Dated: June 6, 2014	By:	/s/ Greg Adams
Greg Adams
Chief Operating Officer and Chief Financial Officer